                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated December 12, 1997, except as to Note 10 which is as of April 2, 1998 relating to the consolidated financial statements of ISE Labs, Inc. which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
San Jose, California

June 2, 1998